Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-133100 on Form S-3 and Nos. 333-133108, 333-143782, 333-159399 and 333-159400 on Form S-8 of American CareSource Holdings, Inc. of our report dated March 9, 2012 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of American CareSource Holdings, Inc for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
March 9, 2012